Exhibit 99.1

ENSERVCO Announces Departure of Senior Vice President of Field Operations Austin Peitz After 20-Year Career in Which the Company Has Grown to be a Leading National Operator

DENVER, CO – April 30, 2018 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced that Austin Peitz, co-founder and Senior Vice President of Field Operations, left the Company effective April 27, 2018, following a 20-year career in which he helped build ENSERVCO into a national, multi-service operator.

“As a co-founder who has been here from the beginning, it was a difficult decision for me to leave following 20 years of heading operations and working with some of the finest people and operators in our industry,” said Peitz. “Over the past few years, I took great pride in watching my colleagues come together to not only weather several industry downturns but to emerge as a stronger and more substantial organization at each turn. We are off to a great start in 2018 following a year in which activity levels picked across all our basins and revenue in our core service areas grew by double digits with improving profitability. We have also added some solid talent in the areas of operations, sales and marketing. Accordingly, I believe now is the right time for me for me to step away and seek out new challenges. I will continue to be a shareholder of ENSERVCO and am confident that the team we have assembled is well suited to take this company to the next level of growth and profitability.”

Ian Dickinson, CEO, added, “No one has been more important to the growth and success of ENSERVCO over the years than Austin Peitz. Through his tireless efforts and commitment to our customers, employees and shareholders, he has played a major role in establishing a platform for long-term success. Under his guidance, ENSERVCO grew from a single-location, single-service provider, to a public company with a diversified suite of high value services, a national footprint, a world class customer base and an outstanding reputation in the oilfield. The operations team Austin has built is second to none – the backbone of this company and the foundation for future growth. They are eager to continue to execute in the same tradition of excellence and culture of growth that Austin has established over the years. On behalf of our employees and the Board of Directors, I want to thank Austin for all he has accomplished over his many years of dedicated service. He will be greatly missed, and we wish him all the best in his future endeavors.”

Dickinson noted that, with Peitz’ departure, ENSERVCO has begun a search for a new Chief Operating Officer and expects to fill the position soon.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, and water hauling. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2017, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include expectations for future growth and profitability. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Direct: 303-880-9000

Email: jay@pfeifferhigh.com